3Q18 Snapshot Three Months Ended September 30, 2018(1) Ranges: Low High Operating Statistics: Average daily net production (MMcfe/d) - actual 734 734 Realized Prices, $/Mcfe: Average prices before the effects of hedges $2.90 $3.00 Average realized prices after effects of hedges $2.75 $2.85 Average Costs, $/Mcfe: Lease Operating Expense ($0.34) ($0.38) Facility Lease Expense ($0.08) ($0.10) Production Taxes ($0.30) ($0.32) Gathering Fees (gross) Gathering Fees (net)(2) ($0.32) ($0.24) ($0.34) ($0.26) Transportation ($0.00) ($0.00) Cash G&A ($0.00) ($0.03) EBITDA Cash Costs(3), $/Mcfe ($0.96) ($1.09) (with Net Gathering Fees) ___________________________ Includes Utah assets through September 25, 2018. Net Gathering Fees include proceeds from liquids processing. EBITDA Cash Costs is a non-GAAP financial measure including lease operating expense, facility lease expense, production taxes, gathering fees, net, transportation (if any) and cash G&A. Exhibit 99.2

Hedge Positions as of October 16, 2018   4Q18 1Q19 2Q19 3Q19 4Q19 1Q20               NYMEX Natural Gas Swaps:             Volume (MMBtu/d) 657,283 660,000 400,000 380,000 360,000 170,000 $/MMBtu $2.88 $2.92 $2.75 $2.76 $2.77 $2.76               NYMEX Natural Gas Collars:             Daily Volume (Mmbtu/d)           100,000 Floor - $/Mmbtu           $2.75 Ceiling - $/Mmbtu           $3.18               NYMEX Oil Swaps:             Volume (Bbl/d) 6,500 6,000 6,000 4,000 3,000 1,000 $/Bbl $60.45 $58.46 $59.16 $58.59 $59.23 $60.05               Basis Swap Contracts:             NW Rockies basis swap volume (MMBtu/d) - financial 599,674 572,500 120,000 120,000 120,000   NW Rockies basis swap volume (MMBtu/d) - physical 57,583           Price differential ($/MMBtu) ($0.66) ($0.66) ($0.77) ($0.77) ($0.77)